Exhibit 99.1

press information

MOOG INC., EAST AURORA, NEW YORK 14052 TEL-716/652-2000 FAX -716/687-4457

release date	Immediate April 29, 2003	contact Susan Johnson

MOOG’S SECOND QUARTER EARNINGS PER SHARE INCREASE 10%

Moog Inc. (NYSE:MOG/A and MOG/B) announced today a second quarter profit of $10.3 million, or $.67 a share, an increase of 10% over the same quarter one year ago. Sales for the quarter of $190 million were up $8 million from last year’s level.

On a year-to-date basis, Moog’s earnings per share of $1.31 are also up 10% from the year previous. Sales for the six months are up 4% to $370 million.

Aircraft revenues of $99 million were up $9 million, or 10%, mostly as a result of increased revenues on the F-35 Joint Strike Fighter Program and the V-22 Tilt Rotor Aircraft. The increase in aircraft sales was achieved in spite of a $10 million decline in sales of equipment used on Boeing Commercial airplanes. Operating margins in the aircraft business were very strong and the Aircraft segment produced most of the quarter’s operating profit.

Space segment revenues were down $7 million to $22 million. This reflects the fact that there’s very little activity in the production of commercial satellites. There’s also reduced activity in scientific space exploration and in the current production of tactical missiles. Operating margins in the same segment were down substantially from a year ago, reflecting the relatively low sales volume.

     The picture is much brighter in the Company’s Industrial segment. Sales were up 10% to $69 million. Except for turbine controls, the Company’s industrial product lines are seeing slightly increased sales activity and the exchange rate benefit of a much stronger Euro. Margins in the industrial business also improved, and the Company is cautiously optimistic that this quarter’s results could be the beginning of a trend.

The current backlog of $365 million is down a little from a year ago reflecting the lower activity level in commercial aircraft and commercial satellites.

“We are very pleased to be able to generate positive sales and earnings growth despite the adverse trends in commercial aircraft and commercial space. Our military business is very strong and our new Joint Strike Fighter Program is progressing beautifully. We’re hoping, also, that we’re seeing signs of life in the industrial recovery,” said R. T. Brady, Chairman and C.E.O. “Our space business could be a lot better, and some day it will be, but, at the moment, military aircraft programs are carrying the day for our Company.”

Moog Inc. is a worldwide manufacturer of precision control components and systems. Moog’s high-performance actuation products control military and commercial aircraft, satellites and space vehicles, launch vehicles, missiles and automated industrial machinery.

Cautionary Statement

This news release (the foregoing remarks) contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Information included herein or incorporated by reference that does not consist of historical facts, including statements accompanied by or containing words such as “may,” “will,” “should,” “believes,” “expects,” “expected,” “intends,” “plans,” “projects,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “anticipates,” “presume” and “assume,” are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and are subject to several factors, risks and uncertainties, the impact or occurrence of which could cause actual results to differ materially from the expected results described in the forward-looking statements. These important factors, risks and uncertainties include (i) fluctuations in general business cycles and demand for capital goods, (ii) the Company’s dependence on government contracts that may not be fully funded or may be terminated, (iii) the Company’s dependence on certain major customers, such as The Boeing Company, for a significant percentage of its sales, (iv) the Company’s dependence on the commercial aircraft industry which is highly cyclical and sensitive to fuel price increases, labor disputes, and economic conditions, (v) the possibility that advances in technology could reduce the demand for certain of the Company’s products, specifically hydraulic-based motion controls, (vi) the use of electronic auctions by customers to award business, (vii) intense competition on the Company’s business which may require the Company to compete by lowering prices or by offering more favorable terms of sale, (viii) the Company’s significant indebtedness which could limit its operational and financial flexibility, (ix) higher pension costs and increased cash funding requirements which could occur in future years if future actual plan results differ from assumptions used for the Company’s Defined Benefit Pension Plans, including returns on plan assets and interest rates, (x) a write-off of all or part of the Company’s goodwill which could adversely affect the Company’s operating results and net worth and cause it to violate covenants in its bank agreements, (xi) the potential for substantial fines and penalties or suspension or debarment from future contracts in the event the Company does not comply with regulations relating to defense industry contracting, (xii) the potential for cost overruns on development jobs and fixed-price contracts and the risk that actual results may differ from estimates used in contract accounting, (xiii) the Company’s ability to successfully identify and consummate acquisitions and integrate the acquired businesses, (xiv) the possibility of a catastrophic loss of one or more of the Company’s manufacturing facilities, (xv) the impact of product liability claims related to the Company’s products used in applications where failure can result in significant property damage, injury or death, (xvi) foreign currency fluctuations in those countries in which the Company does business and other risks associated with international operations, and (xvii) the cost of compliance with environmental laws. The factors identified above are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. Given these factors, risks and uncertainties, investors should not place undue reliance on forward-looking statements as predictive of future results. The Company disclaims any obligation to update the forward-looking statements made herein. Additional information about the Company’s quarter ended March 31, 2003 can be found on its website, including a text of its prepared conference call remarks.

MOOG INC. CONSOLIDATED STATEMENTS OF EARNINGS (dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 31, 2003	March 31, 2002	March 31, 2003	March 31, 2002
Net sales	$ 190,048	$ 182,152	$ 369,731	$ 355,783
Cost of sales	132,675	123,743	256,179	242,693

Gross profit	57,373	58,409	113,552	113,090

Research and development	7,871	8,495	15,297	16,014
Selling, general and administrative	30,323	29,917	59,880	58,431
Interest	5,409	6,426	10,783	13,674
Other expense (income), net	(241)	114	(198)	(413)

	43,362	44,952	85,762	87,706

Earnings before income taxes	14,011	13,457	27,790	25,384
Income taxes	3,707	4,172	7,708	7,869

Net earnings	$ 10,304	$ 9,285	$ 20,082	$ 17,515

Net earnings per share
Basic	$ 0.68	$ 0.62	$ 1.32	$ 1.21

Diluted	$ 0.67	$ 0.61	$ 1.31	$ 1.19

Average common shares outstanding
Basic	15,178,369	15,080,484	15,166,767	14,519,634

Diluted	15,399,595	15,297,483	15,371,254	14,690,401

MOOG INC. CONSOLIDATED SALES AND OPERATING PROFIT (dollars in thousands)

	Three Months Ended		Six Months Ended
	March 31, 2003	March 31, 2002	March 31, 2003	March 31, 2002
Net Sales
Aircraft	$ 99,032	$ 90,222	$192,175	$176,265
Space	21,617	28,837	44,713	58,342
Industrial	69,399	63,093	132,843	121,176

Net Sales	$ 190,048	$182,152	$369,731	$355,783

Operating Profit
Aircraft	$ 17,286	$ 14,909	$ 34,965	$ 28,754
Space	(67)	4,392	1,242	8,268
Industrial	5,167	4,257	7,952	8,121

Total Operating Profit	$ 22,386	$ 23,558	$ 44,159	$ 45,143

Margin %
Aircraft	17.5%	16.5%	18.2%	16.3%
Space	-0.3%	15.2%	2.8%	14.2%
Industrial	7.4%	6.7%	6.0%	6.7%

Total Margin %	11.8%	12.9%	11.9%	12.7%

MOOG INC. CONSOLIDATED BALANCE SHEETS (dollars in thousands)

	As of March 31, 2003	As of September 28, 2002
Cash	$ 20,999	$ 15,952
Receivables	247,251	239,636
Inventories	166,146	162,391
Other current assets	40,550	39,520

Total current assets	474,946	457,499
Property, plant and equipment	207,395	202,654
Goodwill	193,783	192,855
Other non-current assets	35,364	32,539

Total assets	$911,488	$885,547

Notes payable	$ 13,755	$ 14,067
Current installments of long-term debt	15,969	17,110
Contract loss reserves	15,943	13,939
Other current liabilities	151,105	140,485

Total current liabilities	196,772	185,601
Long-term debt	273,400	285,286
Other long-term liabilities	115,056	114,654

Total liabilities	585,228	585,541
Shareholders’ equity	326,260	300,006

Total liabilities and shareholders’ equity	$911,488	$885,547